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                                                                     Exhibit 1.1

                                4,184,068 Shares

                               PENTON MEDIA, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                   September [__], 2000

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
DLJdirect INC.
  As representatives of the several Underwriters named in Schedule I hereto
   c/o Donaldson, Lufkin & Jenrette Securities Corporation
     277 Park Avenue
     New York, New York 10172

Ladies and Gentlemen:

         Certain stockholders of Penton Media, Inc., a Delaware corporation (the "COMPANY"), named in Parts A and B of Schedule II hereto (collectively, the "FIRM SELLING STOCKHOLDERS") severally propose to sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 3,638,320 shares of common stock, par value $.01 per share, of the Company (the "FIRM SHARES"), each Firm Selling Stockholder selling the amount set forth opposite such Firm Selling Stockholder's name in Schedule II hereto. The Company proposes to issue and sell to the several Underwriters, and the stockholders named in Part C of Schedule II hereto (the "Additional Selling Stockholders") propose to sell to the several Underwriters, in the aggregate, not more than an additional 545,748 shares of the Company's common stock, par value $.01 per share (the "ADDITIONAL SHARES"), the first 445,748 of which are to be sold by the Additional Selling Stockholders and the remaining 100,000 shares are to be issued and sold by the Company, if requested by the Underwriters as provided in
Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES." The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Firm Selling Stockholders and the Additional Selling Stockholders are hereinafter sometimes referred to collectively as the "SELLING STOCKHOLDERS." The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "SELLERS."

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                  SECTION 1. Registration Statement and Prospectus. The Company
has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-3 (No. 333-44582), including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS" (including in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference in the Prospectus.

                  SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Firm Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Firm Selling Stockholder's name in Schedule II hereto and (ii) each Underwriter agrees, severally and not jointly, to purchase from each Firm Selling Stockholder at a price per Share of $[ ], net of underwriting discounts and commissions (the "PURCHASE PRICE"), the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Firm Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell 100,000 Additional Shares, and the Additional Selling Stockholders agree to sell the number of Additional Shares set forth opposite such Additional Selling Stockholder's name in Schedule II hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to 545,748 Additional Shares, in the aggregate, from the Company and the Additional Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company and the Additional Selling Stockholders for 30 days after

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the date of this Agreement. You shall give any such notice on behalf of the
Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

                  The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause
(i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans; and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by each person listed on Schedule III hereto, to the effect that each such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph, subject to specified exceptions, or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

                  SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

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                  SECTION 4. Delivery and Payment. The Shares shall be
represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on September [ ], 2000, or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation, the Firm Selling Stockholders and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "CLOSING DATE." The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation, the Additional Selling Stockholders and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as the "OPTION CLOSING DATE."

                  The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the Chicago offices of Skadden, Arps, Slate, Meagher & Flom LLP and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

                  SECTION 5. Agreements of the Company. The Company agrees with you:

                           (a)  To advise you promptly and, if requested by you,
to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of any of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective, and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or

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changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                           (b)  To furnish to you five (5) signed copies of the
Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

                           (c)  To prepare the Prospectus, the form and
substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

                           (d)  Prior to 4:00 P.M., New York City time, on the
first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated therein by reference as such Underwriter or dealer may reasonably request.

                           (e)  If during the period specified in Section 5(d),
any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

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                           (f)  Prior to any public offering of the Shares, to
cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

                           (g)  To mail or make generally available to its
stockholders as soon as practicable an earnings statement covering the twelve-month period ending September 30, 2001 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                           (h)  During the period of three years after the date
of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                           (i)  Whether or not the transactions contemplated in
this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel that the Company is obligated to pay by contract (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and

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disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto not to exceed $15,000), (v) the filing fees and fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all costs and expenses incident to the listing of the Shares on the New York Stock Exchange (the "NYSE"), (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, and (ix) all other costs and expenses incident solely to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

                           (j)  To use its best efforts to list the Shares on
the NYSE.

                           (k)  To use its best efforts to do and perform all
things required or necessary to be done and performed under this Agreement by the Company on or prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                           (l)  If the Registration Statement at the time of the
effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                  SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                           (a)  The Registration Statement has become effective
(other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                           (b)  (i) Each document, if any, filed or to be filed
pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Act and the Exchange Act; (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if

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applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act,
(iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The parties hereto acknowledge that for purposes of this Agreement, including this Section 6(b) and Section 8 hereof, the only written information furnished to the Sellers by any Underwriter expressly for use in the Registration Statement or any preliminary prospectus or the Prospectus is the information contained under the caption "Underwriting" in the Prospectus in the table in the first paragraph, and in the third, fourth, ninth and tenth paragraphs of such section.

                           (c)  Each preliminary prospectus filed as part of the
registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                           (d)  Each of the Company and its subsidiaries has
been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").


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                           (e)  There are no outstanding subscriptions, rights,
warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Prospectus.

                           (f)  All the outstanding shares of capital stock of
the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                           (g)  Except as otherwise disclosed in the Prospectus,
all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                           (h)  The authorized capital stock of the Company
conforms as to legal matters to the description thereof contained in the Prospectus.

                           (i)  Neither the Company nor any of its subsidiaries
is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for such defaults as would not, singly or in the aggregate, result in a Material Adverse Effect.

                           (j)  The execution, delivery and performance of this
Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except (A) such as may be required under the securities or Blue Sky laws of the various states, (B) such as may have been obtained prior to the date hereof, or (C) where the failure to obtain such consent, approval, authorization or other order would not result, singly or in the aggregate, in a Material Adverse Effect), (ii) (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for such conflicts, breaches or defaults that would not,

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singly or in the aggregate, result in a Material Adverse Effect, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization, except for such suspensions, terminations, revocations or impairments that would not, singly or in the aggregate, result in a Material Adverse Effect.

                           (k)  There are no legal or governmental proceedings
pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                           (l)  Neither the Company nor any of its subsidiaries
has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                           (m)  Each of the Company and its subsidiaries has
such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

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                           (n)  There are no costs or liabilities associated
with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                           (o)  This Agreement has been duly authorized,
executed and delivered by the Company.

                           (p)  (i) PricewaterhouseCoopers LLP are independent
public accountants with respect to the Company and its subsidiaries as required by the Act; (ii) Arthur Andersen LLP were independent public accountants with respect to Mecklermedia Corporation prior to the acquisition thereof by the Company and (iii) KPMG LLP were independent public accountants with respect to New Hope Natural Media (a division of New Hope Communications, Inc.) prior to the acquisition thereof by the Company.

                           (q)  The consolidated financial statements included
or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and, with respect to the Company's financial information, prepared on a basis consistent with such financial statements and the books and records of the Company.

                           (r)  The Company is not and, after giving effect to
the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                           (s)  Except as otherwise disclosed in the Prospectus,
there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                           (t)  Since the respective dates as of which
information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, that would be material to the Company or its subsidiaries, taken as a whole.

                           (u)  The Company and its subsidiaries own or possess,
or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, and registrations and applications relating to any of the foregoing, as applicable ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; the intellectual property owned or used by the Company or its subsidiaries has been duly maintained, is valid and subsisting, in full force and effect, and has not been cancelled, expired or abandoned; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                           (v)  All material Tax returns required to be filed by
the Company and each of its subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid other than those (i) currently payable without penalty or interest or
(ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with GAAP. There are no proposed, material Tax assessments against the Company or any of its subsidiaries. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of any material Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                           (w)  The Company had, at the time of the consummation
of the distribution of Common Stock of the Company to stockholders of Pittway Corporation pursuant to the Combination Agreement, dated as of May 21, 1998, by and among the Company, Pittway Corporation, and others (the "Combination Agreement"), no plan or intention to issue any shares of Common Stock or any other equity security of the Company, other than the issuances described in the Registration Statement of the Company on Form S-1 filed with the Commission on August 3, 1998.

                           (x)  The pro forma financial statements of the
Company and its subsidiaries and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the transactions described therein. Such pro forma financial statements have been prepared in accordance with, and there are no other pro forma financial statements required by, the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

                           (y)  The Company and each of its subsidiaries
maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (z)  Each certificate signed by any officer of the
Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  SECTION 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter that:

                           (a)  Such Selling Stockholder is the lawful owner of
the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date or the Option Closing Date, as applicable, will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                           (b)  Such Selling Stockholder has, and on the Closing
Date or the Option Closing Date, as applicable, will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and, with respect to the Firm Selling Stockholders, the Power of Attorney and Custody Agreement signed by such Firm Selling Stockholder and Edward Schwartz or Michael Resnick, as the case may be, as Attorney- In-Fact and Custodian (the "FIRM SELLING STOCKHOLDER ATTORNEY-IN-FACT"), relating to the deposit of the Firm Shares to be sold by such Firm Selling Stockholder and the transactions contemplated hereby and by the Registration Statement (the "FIRM SELLING STOCKHOLDER POWER OF ATTORNEY AND CUSTODY AGREEMENT"), and, with respect to the Additional Selling Stockholders, the Power of Attorney and Custody Agreement signed by such Additional Selling Stockholder and William Donohue as Attorney-In-Fact and Custodian (the "ADDITIONAL SELLING STOCKHOLDER ATTORNEY-IN-FACT" and, together with the Firm Selling Stockholder Attorney-In- Fact, the "ATTORNEYS-IN-FACT") relating to the deposit of the Additional Shares to be sold by such Additional Selling Stockholder and the transactions contemplated hereby and by the Registration Statement (the "ADDITIONAL SELLING STOCKHOLDER POWER OF ATTORNEY AND CUSTODY AGREEMENT" and, together with the Firm Selling Stockholder Power of Attorney and Custody Agreement, the "POWER OF ATTORNEY AND CUSTODY AGREEMENTS"), and, with respect to each Selling Stockholder, to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

                           (c)  This Agreement has been duly authorized,
executed and delivered by or on behalf of such Selling Stockholder.

                           (d)  The Power of Attorney and Custody Agreement of
such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms and, pursuant to the power of attorney conferred thereby, such Selling Stockholder has, among other things, authorized its Attorney-In-Fact to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that such Selling Stockholder may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                           (e)  Upon delivery of and payment for the Shares to
be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                           (f)  The execution, delivery and performance of this
Agreement and the Power of Attorney and Custody Agreement of such Selling Stockholder, by or on behalf of such Selling Stockholder, the compliance by each Selling Stockholder with all the provisions hereof and thereof, as applicable, and the consummation of the transactions contemplated hereby and thereby, as applicable, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                           (g)  The information in the Registration Statement
under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (h)  At any time during the period described in
Section 5(d), if there is any change in the information referred to in Section 7(g), such Selling Stockholder will immediately notify you of such change.

                           (i)  Such Selling Stockholder (i) has made an
independent investment decision with respect to its decision to offer and sell the Shares of Common Stock set forth opposite its name on Schedule II hereto and
(ii) had, at the time of the consummation of the distribution of Common Stock of the Company to stockholders of Pittway Corporation pursuant to the Combination Agreement, no plan or intention to sell or otherwise dispose of any shares of Common Stock or any other equity security of the Company.

                           (j)  Each certificate signed by or on behalf of such
Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

                           (k)  With respect to the Firm Selling Stockholders,
such Firm Selling Stockholder agrees to cause each person or entity listed in the table in the section of the preliminary prospectus, dated September 5, 2000, entitled "Principal and Selling Stockholders" that (i) has not executed, on or prior to the date hereof, an agreement to the effect set forth in the last sentence of Section 2 hereof with respect to the shares of Common Stock owned by such person or entity (a "Lock-Up Agreement"), (ii) owns shares of Common Stock as of the date hereof, and (iii) is not selling such shares of Common Stock to the Underwriters as contemplated hereby, to execute and deliver to you, on or prior to the Closing Date, a Lock-Up Agreement. The Firm Selling Stockholders shall have no obligation under this Section 7(k) with respect to any Additional Selling Stockholder or any person listed on Schedule III hereto.

                  SECTION 8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

                           (b)  The Selling Stockholders agree, severally and
not jointly, to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with reference to information relating to such Selling Stockholder furnished in writing to the Company or to the Underwriters by such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(b) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder.

                           (c)  Each Underwriter agrees, severally and not
jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or

Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

                           (d)  In case any action shall be commenced involving
any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to Sections 8(a), 8(b) and 8(c), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette

Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by each Attorney-In-Fact. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                           (e)  To the extent the indemnification provided for
in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (B) if the allocation provided by clause 8(e)(i)(A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i)(A) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations or (ii) as between the Company on the one hand and each Selling Stockholder on the other, or as among the Selling Stockholders, as the case may be, (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by each Selling Stockholder on the other hand from the offering of the Shares or (B) if the allocation provided by clause 8(e)(ii)(A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (8)(e)(ii)(A) above but also the relative fault of the Company on the one hand and of each Selling Stockholder on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgements, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                           (f)  The remedies provided for in this Section 8 are
not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                           (g)  Each Firm Selling Stockholder hereby designates
Katten Muchin Zavis, 245 Park Avenue, 39th Floor, New York, New York, 10167, telephone (212) 382-3395, as its authorized agent, and each Additional Selling Stockholder hereby designates [ ] as its authorized agent, in each case upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in
Section 12 hereof.

                  SECTION 9.   Conditions of Underwriters' Obligations.

                  (1) The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                           (a)  All the representations and warranties of the
Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                           (b)  (i) If the Company is required to file a
Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                           (c)  You shall have received on the Closing Date a
certificate dated the Closing Date, signed by Thomas L. Kemp and Joseph G. NeCastro, in their capacities as the Chief Executive Officer, and Chief Financial Officer, respectively, of the Company, (i) confirming the matters set forth in Sections 6(t), 9(1)(a) and 9(1)(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date, and (ii) stating that the industry, statistical and market-related data included in the Prospectus has been reviewed by such persons and, to the best knowledge of such persons, subject to the risks and limitations described in the preliminary prospectus and the Prospectus, is true and accurate in all material respects and is based on or derived from sources which the Company believes to be reliable and accurate, which certificate shall be in form and substance satisfactory to counsel for the Underwriters.

                           (d)  Since the respective dates as of which
information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(1)(d)(i), 9(1)(d)(ii) or 9(1)(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                           (e)  All the representations and warranties of each
Selling Stockholder contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Firm Selling Stockholder or the Firm Selling Stockholder Attorney-In-Fact, on behalf of each of the respective Firm Selling Stockholders, to such effect and to the effect that such Firm Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Firm Selling Stockholder on or prior to the Closing Date.

                           (f)  You shall have received on the Closing Date an
opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Jones, Day, Reavis & Pogue, counsel for the Company, to the effect set forth in Exhibit A hereto.

                  The opinion of Jones, Day, Reavis & Pogue described in Section 9(1)(f) above shall be rendered to you at the request of the Company and shall so state therein.

                           (g)  You shall have received on the Closing Date an
opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of McDermott, Will & Emery, counsel for the Firm Selling Stockholders named in Part A of Schedule II (the "Harris Stockholders"), to the effect set forth in Exhibit B hereto.

                  The opinion of McDermott, Will & Emery described in Section 9(1)(g) above shall be rendered to you at the request of the Harris Stockholders and shall so state therein.

                           (h)  You shall have received on the Closing Date an
opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of each of Levenfeld Pearlstein Glassberg Tuchman Bright Goldstein & Schwartz, LLC, and Katten Muchin Zavis, counsel for the Firm Selling Stockholders named in Part B of Schedule II (the "WHI Stockholders"), to the effect set forth in Exhibit B hereto.

                  The opinions of Levenfeld Pearlstein Glassberg Tuchman Bright Goldstein & Schwartz, LLC and Katten Muchin Zavis, described in Section 9(1)(h) above shall be rendered to you at the request of the WHI Stockholders and shall so state therein.

                           (i)  You shall have received on the Closing Date an
opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, as to the matters referred to in clauses (iv),
(vi), (vii), (xv) (but only with respect to the Registration Statement and the Prospectus), and (xvi) set forth in Exhibit A.

                  In giving such opinions with respect to the matters covered by clause (xvi) of Exhibit A, Jones, Day, Reavis & Pogue may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. In giving such opinions with respect to the matters covered by clause
(xvi) of Exhibit A, Skadden, Arps, Slate, Meagher & Flom LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than documents incorporated therein by reference) and review and discussion of the contents thereof (including the documents incorporated therein by reference), but are without independent check or verification except as specified.

                           (j)  You shall have received, on each of the date
hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from each of PricewaterhouseCoopers LLP, Arthur Andersen LLP and KPMG LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                           (k)  The Company shall have delivered to you the
agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

                           (l)  The Shares shall have been duly listed on the
NYSE.

                           (m)  Each Firm Selling Stockholder shall have
delivered to the Underwriters a properly completed and executed Internal Revenue Service Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), dated as of the Closing Date.

                           (n)  Each Firm Selling Stockholder shall have
delivered the Lock-Up Agreements required to be delivered pursuant to Section 7(k) hereof;

                           (o)  Each Additional Selling Stockholder not
otherwise listed in Schedule III hereto shall have delivered an agreement to the effect set forth in the last sentence of Section 2 hereof with respect to the shares of Common Stock owned by such person; and

                           (p)  The Company and the Selling Stockholders shall
not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

                  (2) The several obligations of the Underwriters to purchase the Additional Shares under this Agreement are subject to the delivery to you on the applicable Option Closing Date of the following documents:

                           (a)  A Certificate, dated the Option Closing Date,
signed by Thomas L. Kemp and Joseph G. NeCastro, in their capacities as Chief Executive Officer, and Chief Financial Officer, respectively, of the Company, confirming that the certificate delivered at the Closing Date pursuant to
Section 9(1)(c) hereof remains true and correct as of such Option Closing Date.

                           (b)  A certificate, dated the Option Closing Date,
from each Additional Selling Stockholder or the Additional Selling Stockholder Attorney-In-Fact to the effect set forth in Section 9(1)(e) hereof, with respect to each Additional Selling Stockholder.

                           (c)  An opinion (satisfactory to you and counsel for
the Underwriters), dated the Option Closing Date, of Jones, Day, Reavis & Pogue, counsel for the Company, to the same effect as the opinions required by Section 9(1)(f) hereof.

                           (d)  An opinion (satisfactory to you and counsel for
the Underwriters), dated the Closing Date, of Chapman and Cutler, counsel for the Additional Selling Stockholders, to the effect set forth in EXHIBIT B hereto.

                  The opinion of Chapman and Cutler described in Section 9(1)(i) above shall be rendered to you at the request of the Additional Selling Stockholders and shall so state therein.


                           (e)  An opinion of Skadden, Arps, Slate, Meagher &
Flom LLP, counsel for the Underwriters, to the same effect as the opinions required by Section 9(1)(i) hereof.

                           (f)  A letter, dated the Option Closing Date, from
each of PricewaterhouseCoopers LLP, Arthur Andersen LLP and KPMG LLP, independent public accountants, substantially in the same form and substance as the letters furnished pursuant to Section 9(1)(j) hereof, except that the "specified date" in the letters furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.

                           (f)  Each Additional Selling Stockholder shall have
delivered to the Underwriters a properly completed and executed Internal Revenue Service Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), dated as of the Option Closing Date.

                  (3) At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

                  SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the NYSE, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing

Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non- defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                  SECTION 11. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you and the Company:

                           (a)  To pay or to cause to be paid all transfer taxes
payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

                           (b)  To do and perform all things to be done and
performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  SECTION 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Penton Media, Inc., 1100 Superior Avenue, Cleveland, Ohio 44114,
(ii) if to the Harris Stockholders, to Edward Schwartz, c/o Harris Holdings, Inc., 200 South Wacker Drive, Suite 700, Chicago, Illinois, 60606, (iii) if to the WHI Stockholders, to Michael Resnick, c/o William Harris Investors, Inc., 2 North LaSalle Street, Suite 400, Chicago, Illinois, 60602, (iv) if to the Additional Selling Stockholders, to [ ], and (v) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                  If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Sellers agree, severally and not jointly, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, severally and not jointly, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                               Very truly yours,

                               PENTON MEDIA, INC.


                               By: ________________________________
                                      Name:
                                      Title:



                               THE FIRM SELLING STOCKHOLDERS
                               COLLECTIVELY, BUT ACTING SEVERALLY


                               By: ________________________________
                                      Name:
                                        as Attorney-In-Fact for the Firm
                                        Selling Stockholders



                               THE ADDITIONAL SELLING STOCKHOLDERS
                               COLLECTIVELY, BUT ACTING SEVERALLY


                               By: ________________________________
                                      Name: William Donohue
                                        as Attorney-In-Fact for the Additional
                                        Selling Stockholders

Donaldson, Lufkin & Jenrette
  Securities Corporation
Merrill Lynch, Pierce Fenner & Smith
                     Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney, Inc.
DLJdirect Inc.

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By   DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION



   By: _________________________________
         Name:
         Title:

                                   SCHEDULE I
                                   ----------

                                                           Number of Firm Shares
Underwriters                                                  to be Purchased
------------                                                  ---------------

Donaldson, Lufkin & Jenrette
   Securities Corporation............................
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated....................
Credit Suisse First Boston Corporation...............
Salomon Smith Barney Inc.............................
DLJdirect Inc. ......................................








         Total.......................................             3,638,320

                                   SCHEDULE II
                                   -----------


                              SELLING STOCKHOLDERS
                              --------------------


                                                                  Number of Firm             Number of Additional
                  Name                                          Shares Being Sold             Shares Being Sold
                  ----                                          -----------------             -----------------
Part A - Harris Stockholders
----------------------------
King Harris                                                               176,392                          --
William J. Friend                                                          45,826                          --
Katherine P. Harris Trust, dated January 18,
   1991                                                                   110,500                          --
Toni H. Paul                                                               88,215                          --
John B. Harris Fund under the R. Neison
   Harris Trust of 1954 for King William W.
   Harris                                                                 133,454                          --
Pam F. Szokol Fund under the R. Neison
   Harris Trust of 1954 for Katherine P. Harris                            38,000                          --
Pam F. Szokol Trust, dated February 18, 1993                               12,000                          --
Alan H. Paul Fund under the R. Neison
   Harris Trust of 1954, for Toni L. Harris                                33,600                          --
Charles H. Paul Fund under the R. Neison
   Harris Trust of 1954, for Toni L. Harris                                35,200                          --
Kelly L. Paul Fund under the R. Neison
   Harris Trust of 1954, for Toni L. Harris                                35,200                          --
Laurie B. Paul Fund under the R. Neison
   Harris Trust of 1954, for Toni L. Harris                                33,600                          --
Trust f/b/o John B. Harris under the Bette D.
   Harris Grandchildren's Trust, dated
   January 13, 1959                                                        10,000                          --
Harris Family Foundation                                                  630,154                          --
John B. Harris 1998 Trust                                                   7,500                          --
Trust f/b/o Alan H. Paul under the Toni L.
   Harris Trust for Children, dated
   December 15, 1976                                                        6,000                          --
Trust f/b/o Charles H. Paul under the Toni L.
   Harris Trust for Children, dated
   December 15, 1976                                                        6,000                          --

                                                                  Number of Firm             Number of Additional
                  Name                                          Shares Being Sold             Shares Being Sold
                  ----                                          -----------------             -----------------
Trust f/b/o Kelly L. Paul under the Toni L.
   Harris Trust for Children, dated
   December 15, 1976                                                        6,000                          --
Trust f/b/o Laurie B. Paul under the Toni L.
   Harris Trust for Children, dated
   December 15, 1976                                                        6,000                          --
Trust f/b/o Alan H. Paul under the Bette D.
   Harris Grandchildren's Trust, dated
   January 13, 1959                                                         2,900                          --
Trust f/b/o Laurie B. Paul under the Bette D.
   Harris Grandchildren's Trust, dated
   January 13, 1959                                                         2,900                          --
Trust f/b/o Charles H. Paul under the Bette D.
   Harris Grandchildren's Trust, dated
   January 13, 1959                                                         2,900                          --
Trust f/b/o Kelly L. Paul under the Bette D.
   Harris Grandchildren's Trust, dated
   January 13, 1959                                                         2,900                          --
Charles H. Paul 2000 Trust                                                  2,800                          --
King W. Harris as custodian for Kelly L. Paul                               2,700                          --
William Friend Fund under the R. Neison
   Harris Trust of 1954, for Katherine P. Harris                           17,394                          --
Scott Friend Fund under the R. Neison Harris
   Trust of 1954, for Katherine P. Harris                                  48,085                          --
Scott C. Friend Trust, dated November 11,
   1998                                                                    39,734                          --
King W. Harris Trust for Children, dated
   December 15, 1976; Katherine Harris,
   Denise Saul and Robert Barrows, Trustees                                65,881                          --

   SUBTOTAL                                                             1,601,835                           0
                                                                        =========                           =

Part B - WHI Stockholders
-------------------------
Jewish Federation of Metropolitan Chicago                                 307,087                          --
   1 South Franklin Street
   Suite 850
   Chicago, Illinois  60606

                                                                  Number of Firm             Number of Additional
                  Name                                          Shares Being Sold             Shares Being Sold
                  ----                                          -----------------             -----------------
Cottage Investments L.P.                                                   66,971                          --
Bern L.P.                                                                 272,124                          --
Wilikenia L.P.                                                            226,385                          --
Dromara Investors, L.P.                                                    77,911                          --
St. Louis L.P.                                                            267,419                          --
Coydog Foundation                                                          17,997                          --
2029 L.P.                                                                 252,531                          --
Robert L. Barrows                                                          62,104                          --
Donna E. Barrows                                                           64,269                          --
David M. Wark and Mary Ann Barrows Wark
   Foundation                                                              51,212                          --
Harris Foundation                                                          74,475                          --
Patricia J. Rosbrow                                                        16,309                          --
Sidney Barrows and June H. Barrows
   Foundation                                                              16,309                          --
Daniel H. Meyer Investment Trust                                           19,272                          --
The Summer Fund                                                            23,985                          --
Thomas W. Meyer Trust                                                      21,525                          --
VHP - James 76 Trust                                                       18,667                          --
VHP - Jack 76 Trust                                                        22,723                          --
VHP - George 76 Trust                                                      17,428                          --
VHP - Charles 76 Trust                                                     17,481                          --
VHP Trust dated December 29, 1975 fbo Jean
   Polsky                                                                     394                          --
VHP - Jean 76 Trust                                                        14,090                          --
Jack Polsky Investment Trust                                                6,008                          --
Trust uwo Mildred Harris fbo Patricia
   Rosbrow                                                                  4,797                          --
Trust uwo Mildred Harris fbo William
   Barrows                                                                  3,801                          --
Charles Polsky Investment Trust                                             3,600                          --
Benjamin Harris Investment Trust                                            2,437                          --
IBH Trust dated February 27, 1974 fbo Jean
   Polsky                                                                   3,945                          --
IBH - Benjamin 74 Trust                                                     1,578                          --
IBH - David 74 Trust                                                        1,578                          --

                                                                  Number of Firm             Number of Additional
                  Name                                          Shares Being Sold             Shares Being Sold
                  ----                                          -----------------             -----------------
WWH - Benjamin 76 Trust                                                    39,355                          --
WWH - David 76 Trust                                                       39,140                          --
Benjamin 75 Trust                                                             789                          --
David 75 Trust                                                                789                          --

                     SUBTOTAL                                           2,036,485                           0
                                                                        =========                           =

Part C - DMG Stockholders
-------------------------
William Donohue                                                                 0                     103,000
John J. Meehan                                                                  0                     100,000
R. Douglas Greene                                                               0                     242,748


        SUBTOTAL                                                               0                      445,748
                                                                               =                      =======


                TOTAL......................................             3,638,320                     445,748

                                  SCHEDULE III
                                  ------------

                               Lock-Up Agreements
                               ------------------

King W. Harris
Thomas L. Kemp
Daniel J. Ramella
Joseph G. NeCastro
David B. Nussbaum
James W. Zaremba
Preston L. Vice
Jocelyn A. Bradford
Paul W. Brown
Anthony Downs
William J. Friend
R. Douglas Greene
John J. Meehan
Don E. Schultz
Edward J. Schwartz
William B. Summers
Richard B. Swank



                                     III - 1

                                    EXHIBIT A
                                    ---------

                                    (i)  The Company has been duly incorporated
         and each of the Company and each subsidiary of the Company that is required to be listed on an exhibit to the Company's Form 10-K pursuant to paragraph (21) of Item 601 of Regulation S-K under the Act (collectively the "Company Subsidiaries") is validly existing and in good standing under the laws of such corporation's or company's jurisdiction of incorporation or organization as of the dates listed for such company on an exhibit attached to such opinion, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                                    (ii)  Each of the Company and the Company
         Subsidiaries is in good standing as a foreign corporation or company in each jurisdiction and as of the dates listed for such corporation an exhibit attached to such opinion.

                                    (iii) The outstanding shares of Common Stock
         of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any statutory preemptive rights or similar rights.

                                    (iv)  The Additional Shares to be issued and
         sold by the Company have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any statutory preemptive rights or similar rights.

                                    (v)   Except as set forth in the Prospectus,
         the Company owns, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature all outstanding shares of capital stock of each of the Company Subsidiaries.

                                    (vi)  The Underwriting Agreement has been
         duly authorized, executed and delivered by the Company.

                                    (vii) The Common Stock of the Company
         conforms in all material respects to the description thereof contained in Form 8-A/A, dated March 30, 1999, and incorporated by reference into the Prospectus ("Form 8-A/A").

                                    (viii) The Registration Statement has become
         effective under the Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose are pending before or contemplated by the Commission.

                                    (ix)  The statements under the caption
         "Principal United States Federal Tax Consequences to Non-U.S. Holders" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

                                    (x)   Neither the Company nor any of the
         Company Subsidiaries is in violation of its respective charter or by-laws.

                                    (xi)  The execution, delivery and
         performance of the Underwriting Agreement by the Company does not (i) require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may have been obtained or such which would not reasonably be expected to have a Material Adverse Effect and except that we express no opinion with respect to any consent, approval, authorization, order, registration or filing that may be required under state securities, Blue Sky laws or the rules of the National Association of Security Dealers, Inc. ("NASD"), (ii) conflict or will not conflict with or constitute or will not constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company, except any such conflicts, breaches and defaults that in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) to our knowledge, conflict or will not conflict with or constitute or will not constitute a breach of, or a default under, any agreement, indenture, lease or other instrument known to us to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as to any such conflicts, breaches and defaults that in the aggregate could not reasonably be expected to have a Material Adverse Effect (except that we express no opinion with respect to (A) any covenant, restriction or provision of any agreement or instrument regarding financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or (B) any state securities, Blue Sky laws or rules of the NASD), (iv) violate or will not violate any statute, law, regulation or filing or judgment, injunction, order or decree known to us to be applicable to the Company or any of its respective properties, except any such violations that in the aggregate could not reasonably be expected to have a Material Adverse Effect, (v) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which its properties or assets are subject or (vi) resulting in the suspension, terminations or revocation of any Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holders of any such Authorization.

                                    (xii)  We do not know of any litigation or
         any governmental proceedings or investigations, pending or threatened, required to be described in the Prospectus that are not described as required, or of any contracts, documents, statutes or regulations of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                                    (xiii)  The Company is not required to and,
         after giving effect to the offering and sale of any Additional Shares by the Company and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                                    (xiv)  To our knowledge after due inquiry,
         there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, excluding, however, any such rights granted by the Company pursuant to any agreement set forth in the Prospectus.

                                    (xv)  The Exchange Act documents (except for
         financial statements and other financial data included therein as to which no opinion is expressed) complied when so filed as to form with the Act and the Exchange Act, and the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and other financial data included therein as to which no opinion is expressed) complied when so filed as to form with the Act.

                                    (xvi) Based upon our examination of the
         Registration Statement and the Prospectus, our investigations made in connection with the preparation of the Registration Statement and Prospectus and our participation in the discussions referred to above, we are of the opinion that the Registration Statement and the Prospectus (in each case, except for (i) the financial statements, financial schedules and other financial information included therein and (ii) the information referred to under the caption "Experts" as having been included on the authority of PricewaterhouseCoopers LLP, Arthur Andersen LLP and KPMG LLP, as experts, as to which we express no opinion) at the time the Registration Statement became effective under the Act, and at the time the Prospectus was filed pursuant to rules and regulations under the Act, respectively, complied as to form in all material respects with the Act and the rules and regulations thereunder.

                                    EXHIBIT B
                                    ---------

                                    (i)  this Agreement has been duly
         authorized, executed and delivered by or on behalf of each Selling Stockholder;

                                    (ii) each Selling Stockholder is the record
         owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

                                    (iii) each Selling Stockholder has full
         legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement of such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

                                    (iv)  the Power of Attorney and Custody
         Agreement of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms;

                                    (v)  assuming that the Underwriters acquired
         their interest in the Shares sold by each Selling Stockholder without notice of any adverse claims, upon delivery to the Underwriters of such Shares, the Underwriters will acquire ownership in such Shares free of any adverse claims; and

                                    (vi)  the execution, delivery and
         performance of this Agreement and the Power of Attorney and Custody Agreement of each Selling Stockholder by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.


                                      B - 1